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Exhibit 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 14, 2003, relating to the financial statements of International Surfacing, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                          /S/ TEDDER, JAMES, WORDEN & ASSOCIATES

Orlando, Florida
December __, 2003